UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2002

HORIZON OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23653 (Commission File Number)	76-487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600

(Registrant's telephone number, including area code)

Item 4.     Changes in Registrant's Certifying Accountant.

            On June 14, 2002, upon the recommendation of the Audit Committee of the Board of Directors of Horizon Offshore, Inc. (the "Company"), the Company's Board of Directors dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants. The Company is in the process of evaluating potential independent public accountants and intends to select a new independent public accounting firm to act as the Company's independent auditors shortly.

            None of Arthur Andersen's reports on the Company's consolidated financial statements for the past two fiscal years contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

            During each of the Company's two most recent fiscal years and through the date of this report there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle practice, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

            The Company provided Arthur Andersen with a copy of this report. Attached as Exhibit 16.1 to this report is a copy of Arthur Andersen's letter, dated June 14, 2002, stating its agreement with the statements concerning Arthur Andersen.

Item 7.     Financial Statements and Exhibits.
(c)	Exhibits.	The following exhibit is filed with this report:
	Exhibit 16.1.	Letter from Arthur Andersen LLP to the Securities and Exchange Commission.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.

By:	/s/ R. Clay Etheridge
R. Clay Etheridge
Executive Vice President and
Chief Operating Officer

Dated:   June 17, 2002